BYLAWS OF

Entertainment Activations Inc.

I. INCORPORATION. It is recognized that Entertainment Activations Inc. (“Corporation”) is a duly organized incorporated in the State of Wyoming ("State of Formation") by its Articles of Incorporation or similar registered documents.

ARTICLE I -- OFFICES

Section 1.  The registered office of the corporation shall be at:

30 N. Gould St. Suite R

Sheridan, WY 82801

"Address"

Section 2.  The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II -- STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1.  The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President.

Section 2.  Transfers:  Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

Section 3.  Lost Certificate:  The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, 'theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.  Record Date:  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or the express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE III -- ANNUAL MEETING

Meetings of Shareholders shall be held at the principal office of the Corporation or at such other place within or outside the State of Wyoming at a place to be determined at the Board of Directors discretion. The purpose of the annual meeting shall be to elect the Board of Directors, officers and decide on any other business activities and/or corporate decisions. An annual meeting must be held within 13 months after the last annual meeting or the date of the original organization of the Corporation. Meetings may be conducted by video conference at the board’s sole discretion.

ARTICLE IV -- SPECIAL MEETINGS

Unless otherwise proscribed by statute, special meetings of the Shareholders may be called at any time by the Board of Directors, by the President, or by Shareholders entitled to cast in total not less than 10 percent of the votes at that meeting. If a special meeting becomes called by anyone other than the Board of Directors, the person calling the meeting will make a written request to the Corporation specifying the time and date of the meeting and the general nature of the business proposed to be transacted.

After a special meeting has been called, the Board of Directors shall decide its time and place within 5 days after the special meeting has been called.

ARTICLE V -- ACTIONS OF THE CORPORATION

Actions made on behalf of the Corporation can be:

Made WITHOUT a Meeting. Any action required to be taken or which may be taken at any meeting, whether annual or special, may be taken without a meeting, without prior notice, and without a vote, if consent is in writing, setting forth the action so taken, and shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all Shareholders entitled to vote were present and voted.

ARTICLE VI – INDEMNIFICATION

Subject to any applicable statute, any Director or Officer of the Corporation shall:

 ARTICLE VII -- MISCELLANEOUS PROVISIONS

Section 1.  Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2.  Fiscal Year: The fiscal year end is on the last day of December.

Section 3.  Notice:  Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, by fax, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail, fax or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, faxed or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

Section 4.  Waiver of Notice:  Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5.  Resignations:  Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

ARTICLE VIII-- ANNUAL STATEMENT

Section 1.  The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

ARTICLE IX – AMENDMENTS

Section 1.  These By-Laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

ARTICLE X – VACANCIES

Section 1.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although not less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

Section 2.  Resignations Effective at Future Date:  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE XI – DIRECTORS

The Corporation shall be managed by the Directors, who together constitute the Board of Directors.

ARTICLE XII – CERTIFICATION

The original, or a copy of these bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the stockholders of the Corporation, at all reasonable times during office hours.

By the signature below, these bylaws are hereby certified to be a complete and correct copy of the above-named Corporation, duly adopted by the initial Board of Directors on December 22, 2022.

Signature:

/s/ Peter Klamka